UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2008

Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2008, Pizza Inn, Inc. (the “Company”) and The CIT Group / Commercial Services, Inc. (“CIT”) entered into a Third Amendment to Financing Agreement (the “Amendment”) modifying certain terms related to the Financing Agreement dated January 23, 2007. The Amendment permits the company to repurchase up to $7,000,000 of the Company’s common stock related to the previously disclosed stock repurchase plan authorized by the board of directors on May 23, 2007.

Item 8.01 Other Events

On June 2, 2008, Pizza Inn, Inc. issued a press release announcing that its Board of Directors has amended the stock repurchase plan authorized on May 23, 2007 increasing the number of shares of common stock the Company may repurchase by  1,000,000 shares to a total of 2,016,000.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Pizza Inn, Inc. Press Release dated June 2, 2008 (furnished herewith and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008

Pizza Inn, Inc.

By:  /s/ Charles R. Morrison
Name: Charles R. Morrison
Title: President and CEO